Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-142271 on Form S-8 and in Amendment No. 1 to Registration Statements No. 333-142278 and No. 333-146832 on Form S-3 of our reports dated March 4, 2009, relating to (1) the consolidated financial statements and financial statement schedule of DCP Midstream Partners, LP (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the preparation of the portion of the DCP Midstream Partners, LP consolidated financial statements attributable to (a) the wholesale propane logistics business and (b) DCP East Texas Holdings, LLC, Discovery Producer Services, LLC, and a non-trading derivative instrument from the separate records maintained by DCP Midstream, LLC) and (2) the effectiveness of DCP Midstream Partners, LP’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DCP Midstream Partners, LP for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Denver, Colorado March 4, 2009